AMENDMENT

            AMENDMENT TO AGREEMENT AND PLAN OF MERGER AND REORGANIZATION, dated as of June 30, 1999, by and among PHH CORPORATION, a Maryland corporation ("Parent"), PHH HOLDINGS CORPORATION, a Texas corporation and a wholly owned subsidiary of Parent ("Holdings"), AVIS RENT A CAR, INC., a Delaware corporation ("Acquiror"), and AVIS FLEET LEASING AND MANAGEMENT CORPORATION, a Texas corporation and a wholly owned subsidiary of Acquiror ("Acquiror Sub").

            WHEREAS, Parent, Holdings, Acquiror and Acquiror Sub are parties to an Agreement and Plan of Merger and Reorganization, dated as of May 22, 1999 (the "Merger Agreement"), providing for the acquisition by Acquiror Sub of the Business (as defined in the Merger Agreement) pursuant to a merger of Holdings and Acquiror Sub in accordance with Article Five of the Texas Business Corporation Act;

            WHEREAS, capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement;

            WHEREAS, Section 11.2 of the Merger Agreement provides that the Merger Agreement may be amended by a written instrument executed by each of the parties thereto; and

            WHEREAS, the parties desire to amend the Merger Agreement as provided herein.

            NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein and in the Merger Agreement, the parties hereto agree as follows:

            1. Amendment to References to Wright Express Corporation. All references in the Merger Agreement and the schedules and exhibits thereto to Wright Express Corporation, a Delaware corporation, are hereby amended to refer to "Wright Express LLC," a Delaware limited liability company, to reflect the merger of Wright Express Corporation into Wright Express LLC, effective June 21, 1999.

            2. Amendment to References to Cendant Business Answers (Europe) PLC. All references in the Merger Agreement and the schedules and exhibits thereto to Cendant Business Answers (Europe) PLC, a public company registered in England and Wales, are hereby amended to refer to "Cendant Business Answers (Europe) Ltd.," a company registered in England and Wales, with limited liability, to reflect the name change of Cendant Business Answers (Europe) PLC into Cendant Business Answers (Europe) Ltd., effective June 28, 1999.

            3. Amendment to References to PHH Vehicle Management Services PLC. All references in the Merger Agreement and the schedules and exhibits thereto to PHH Vehicle Management Services PLC, a public company registered in England and Wales, are hereby amended to refer to "PHH Vehicle Management Services Ltd.," a company registered in England and Wales, with limited liability, to reflect the name change of PHH Vehicle Management Services PLC into PHH Vehicle Management Services Ltd., effective June 25, 1999.

            4. Amendment to References to All Star Petrol Card Ltd. All references in the Merger Agreement and the schedules and exhibits thereto to All Star Petrol Card Ltd., a company registered in England and Wales, with limited liability, are hereby amended to refer to "Cendant Business Answers Ltd.," a company regis tered in England and Wales, with limited liability, to reflect the name change of All Star Petrol Card Ltd. into Cendant Business Answers Ltd., effective June 17, 1999.

            5. Amendment to Section 2.3(b)(iii) of the Merger Agreement. Section 2.3(b)(iii) of the Merger Agreement is hereby amended to insert on the second line thereof the word "estimated" immediately prior to the words "Intercompany Indebtedness."

            6. Amendment to Section 3.3 of the Merger Agreement. Section 3.3 of the Merger Agreement is hereby amended to insert the following at the end thereof:

      "(c) FAH Company, Inc., a Delaware corporation ("FAH") owns no assets other than the Class A Preferred Units of Kobrick Funds LLC and has no liabilities or obligations other than (i) arising out of the ownership thereof under the terms of the Kobrick Funds LLC Limited Liability Company Agreement and the rights and obligations of the parties thereunder, as to which FAH has no material liabilities and (ii) in connection with the pending sale thereof which pending sale does not create any material liabilities (other than the obligations to deliver the securities to the purchaser thereof).

            7. Amendment to Section 5.17(b) of the Merger Agreement. Section 5.17(b) of the Merger Agreement is hereby amended to insert the following at the end thereof:

"The payment of Intercompany Indebtedness at Closing pursuant to Section 2.3(b)(iii) hereof shall be based upon Parent's good faith estimate of the amount of Intercompany Indebtedness as of the Closing Date determined in accordance with this Section 5.17(b), which estimate shall (i) be provided by Parent to Acquiror in writing at least two business days prior to the Closing Date and (ii) separately set forth the amount of such estimated Intercompany Indebtedness attributable to (x) current taxes (the "Current Tax Amount") and
(y) intercompany indebtedness (the "Intercompany Amount"). The estimated Intercompany Indebtedness shall be reconciled to the definitive Intercompany Indebtedness as follows:

            (A) Within 15 days following the Closing Date, Parent shall deliver to Acquiror (the date on which such delivery is made being the "II Delivery Date") a written statement setting forth the definitive Intercompany Amount as of the Closing Date, determined in accordance with this Section 5.17(b). If Acquiror disputes the amount set forth on such statement, it shall notify Parent within five business days following the II Delivery Date. Any disputes as to the amount of the definitive Intercompany Amount not resolved by the tenth business day following the II Delivery Date shall be resolved


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

      promptly by mutual agreement of Messrs. Stephen P. Holmes and Kevin M. Sheehan. Within 5 business days of the II Delivery Date (or such later date as of which any dispute with respect to the definitive Intercompany Amount may have been resolved), Parent shall pay to Acquiror Sub, or Acquiror Sub shall pay to Parent, as appropriate, an amount equal to the difference between the estimated Intercompany Amount repaid at Closing and the definitive Intercompany Amount (the "II True-Up"). Any payments made pursuant to the II True-Up shall be made by wire transfer of immediately available funds to a single bank account designated by the receiving party. The amount of such II True-Up payment shall bear interest for the period from and including the Closing Date to the date on which the II True-Up payment is made at a rate equal to the 14-day LIBOR rate plus 25 basis points.

                  (B) Within 150 days following the Closing Date, Parent shall deliver to Acquiror (the date on which such delivery is made being the "CT Delivery Date") a written statement setting forth the definitive Current Tax Amount as of the Closing Date, determined in accordance with this
      Section 5.17(b). If Acquiror disputes the amount set forth on such statement, it shall notify Parent within ten business days following the CT Delivery Date. Any disputes as to the amount of the definitive Current Tax Amount not resolved by the tenth business day following the CT Delivery Date shall be resolved promptly by mutual agreement of Messrs. Stephen P. Holmes and Kevin M. Sheehan. Within ten business days of the CT Delivery Date (or such later date as of which any dispute with respect to the definitive Current Tax Amount may have been resolved), Parent shall pay to Acquiror Sub, or Acquiror Sub shall pay to Parent, as appropriate, an amount equal to the difference between the estimated Current Tax Amount repaid at Closing and the definitive Current Tax Amount (the "CT True-Up"). Any payments made pursuant to the CT True-Up shall be made by wire transfer of immediately available funds to a single bank account designated by the receiving party. The amount of such CT True-Up payment shall bear interest for the period from and including the Closing Date to the date on which the CT True-Up payment is made at a rate equal to the 90-day LIBOR rate plus 25 basis points."

            8. Amendments to Article V of the Merger Agreement. The Merger Agreement is hereby amended to insert therein new Section 5.24 and new Section
5.25 to read as follows:

      "5.24 Kobrick Mutual Fund. Promptly upon receipt of payment thereof, Acquiror shall cause FAH to remit and pay over to Parent all Unpaid Priority Earnings on the Class A Preferred Units of Kobrick Funds LLC accrued from October 1, 1998 through June 30, 1999."

      "5.25 Proposed Transaction Regarding PHH Dublin Unlimited. Parent and Acquiror agree that, following the Closing Date, they will negotiate in good faith, and endeavor to reach mutual agreement on, the terms of a purchase by Acquiror or an affiliate of


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

      Acquiror (other than Acquiror Sub) of all of Parent's direct and indirect interests in PHH Dublin Unlimited."

            9. Amendment to Schedule I of the Merger Agreement. Schedule I of the Merger Agreement, which sets forth the list of Transferred Companies, is hereby amended to add to the end thereof the following:

            "FAH Company, Inc.                  Delaware"
            "PHH Treasury Services Ltd.         England and Wales"

            10. Amendment to Schedule II of the Merger Agreement. Schedule II of the Merger Agreement, which sets forth the Transferred Assets, including the names of the Directly Transferred Companies, is hereby amended to add to the end of the list of Directly Transferred Companies the following:

                        "FAH Company, Inc."
                        "PHH Treasury Services Ltd."

            11. Amendment to Schedule III of the Merger Agreement. Schedule III of the Merger Agreement, which lists the Holdings Retained Assets, is hereby amended to add to the end thereof "Cendant Relocation Holdings Ltd."

            12. Amendment to Schedule 3.4(a) of the Disclosure Schedules.
Schedule 3.4(a) of the Disclosure Schedules to the Merger Agreement is hereby amended to add to the end thereof the following:

         "FAH Company,      2,800 Common Stock      PHH Holdings
         Inc.                                       Corporation"
         ---------------------------------------------------------------
                            8,000 Series A          PHH Holdings
                            Preferred Stock         Corporation"
                            --------------------------------------------
                            Warrant to Purchase     PHH Holdings
                            8,000 shares of         Corporation"
                            Common Stock
                            --------------------------------------------
         "PHH Treasury              1               Cendant Business

         Services Ltd.                              Answers (Europe)
                                                    Ltd.

            13. Amendment to Schedule 3.6(b) of the Disclosure Schedules.
Schedule 3.6(b) of the Disclosure Schedules to the Merger Agreement is hereby amended to delete the last sentence of the first entry thereon and, in lieu thereof, to insert the following sentence: "The remaining $2,800,000 of the earn-out payment has been withheld pending the resolution of certain issues concerning tax filings."

            14. Transfer of Warrant. Holdings hereby transfers unto Acquiror Sub all of its right, title and interest in and to the Warrant for the Purchase of 8,000 Shares of Common Stock of FAH.

            15. Representations and Warranties. Each of the parties hereto represents and warrants that it has all requisite corporate power and authority to execute and deliver this Amendment, to perform its obligations hereunder and consum mate the transactions contemplated hereby. The execution and delivery by such party of this Amendment, and the consummation by it of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of such party. This Amendment has been duly executed and delivered by such party, and (assuming the valid authorization, execution and delivery thereof by the other parties thereto) the Merger Agreement, as amended by this Amendment, constitutes a valid and binding agreement of such party, enforceable against it in accordance with its terms, except that (a) such enforcement may be subject to bankruptcy, reorganization, fraudulent conveyance, moratorium, insolvency and other laws now or hereafter in effect relating to or affecting creditors' rights and (b) enforcement thereof, including, among other things, the remedy of specific performance and injunctive and other forms of equitable relief, may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

            16. Except as specifically amended hereby, the terms and conditions of the Merger Agreement shall continue and remain in full force and effect.

                            [SIGNATURE PAGE FOLLOWS]


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

          IN WITNESS WHEREOF, the parties have executed or caused this Amendment to be executed as of the date first written above.


                                    PHH CORPORATION

                                    By: /s/ James E. Buckman
                                        ----------------------------------------
                                        Name: James E. Buckman
                                        Title: Executive Vice President


                                    PHH HOLDINGS CORPORATION

                                    By: /s/ James E. Buckman
                                        ----------------------------------------
                                        Name: James E. Buckman
                                        Title: Executive Vice President


                                    AVIS RENT A CAR, INC.

                                    By: /s/ Kevin M. Sheehan
                                        ----------------------------------------
                                        Name: Kevin M. Sheehan
                                        Title: Executive Vice President


                                    AVIS FLEET LEASING AND
                                    MANAGEMENT CORPORATION

                                    By: /s/ Kevin M. Sheehan
                                        ----------------------------------------
                                        Name: Kevin M. Sheehan
                                        Title: Executive Vice President


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